Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

We consent to the use in this registration statement of Forever Valuable Collectibles, Inc. on Form S-1, Amendment No. 4, of our report dated June 6, 2008 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
June 23, 2008